UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[X]	Definitive Information Statement

QUEST SOLUTION, INC.

(Name of Registrant as Specified in Charter)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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QUEST SOLUTION, INC.

1865 West 2100 South

Salt Lake City, UT 84119

Telephone: 801-244-9577

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF A MAJORITY OF SHAREHOLDERS WITHOUT A MEETING

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

Dear Shareholder:

We are writing to inform you that on September 16, 2019, shareholders holding a majority of shares of our voting stock, comprised of 38,101,454 shares of our common stock, par value $0.001 per share, (“Common Stock”) and 4,526,000 shares of our Series C Preferred Stock, par value $0.001 per share, (“Preferred Stock”), with each share of Preferred Stock entitled to one (1) vote and to be voted with the holders of Common Stock as a single class on all matters submitted for a vote of holders of Common Stock, executed a written consent in lieu of a shareholder meeting authorizing the Company to take the following corporate action:

i.	Authorize (but not require) the Board of Directors of the Company (the “Board”) to effectuate a reverse split (the “Reverse Split”) of the Company’s Common Stock, by a ratio of not less than one (1) for five (5) and not more than one (1) for twenty (20) (the “Range”), with the exact ratio to be set at a whole number within the Range as determined by the Board in its sole discretion; and;

On September 16, 2019, our Board of Directors (the “Board”) approved the Reverse Split and set the ratio at one (1) for twenty (20) (the “Ratio”). This action is more fully described in the accompanying Definitive Information Statement (the “Information Statement”). The Written Consent was taken pursuant to Section 228 of the General Corporation Laws of Delaware, our Certificate of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of the number of Common Stock required to approve the action at a meeting.

This Information Statement is being furnished to all shareholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing shareholders of the Reverse Split before it takes effect. In accordance with Exchange Act Rule 14c-2, the Reverse Split will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement.

By Order of the Board of Directors

/s/ Shai Lustgarten
Shai Lustgarten
Chief Executive Officer

QUEST SOLUTION, INC.

1865 West 2100 South

Salt Lake City, UT 84119

Telephone: 801-244-9577

October 1, 2019

INFORMATION STATEMENT PURSUANT TO SECTION 14C

OF THE EXCHANGE ACT

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTION DESCRIBED IN THIS INFORMATION STATEMENT HAS BEEN CONSENTED TO BY THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY’S VOTING STOCK.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

GENERAL INFORMATION

In this Information Statement we refer to Quest Solution, Inc., a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

The Information Statement is furnished in connection with an action by written consent (the “Written Consent”) of shareholders of the Company owning 38,101,454 shares of our Common Stock and 4,526,000 shares of our Preferred Stock, totaling 42,627,454 voting shares, or approximately 51.12% of the Company’s total voting stock (the “Majority Shareholders”). The actions taken by the Written Consent will not become effective until at least 20 calendar days after the Information Statement is sent or given to our shareholders in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Majority Shareholders fully executed the Written Consent on September 16, 2019 (the “Record Date”).

Pursuant to the Written Consent, the Majority Shareholders authorized the Board to effectuate a reverse split of the Company’s Common Stock, by a ratio of not less than one (1) for five (5) and not more than one (1) for twenty (20), (the “Reverse Split”) and the Board has adopted a resolution approving the Reverse Split with a ratio of one (1) for twenty (20) (the “Ratio”).

This Information Statement contains a brief summary of the material aspects of the Reverse Split.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 200,000,000 shares of Common Stock, of which 78,560,226 are issued and outstanding, and 25,000,000 shares of Preferred Stock, of which 4,828,530 shares of Series C Preferred Stock are issued and outstanding.

Each share of common stock entitles its holder to one vote on each matter submitted to the shareholders, and each share of Preferred Stock entitles its holder to one (1) vote on each matter submitted to the shareholders.

We received the written consent of the holders of 38,101,454 issued and outstanding shares of Common Stock and 4,526,000 shares of our Preferred Stock, representing approximately 51.12% of the votes entitled to be cast.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Reverse Split will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the Reverse Split will be effected on or about the close of business on October 22, 2019.

ACTION

TO AUTHORIZE THE BOARD OF DIRECTORS TO

EFFECTUATE THE REVERSE SPLIT OF COMMON STOCK

The Majority Shareholders have adopted a resolution permitting the Board to effectuate a reverse split (the “Reverse Split”) of the Company’s common stock, par value $0.001 per share, (the “Common Stock”), by a ratio of not less than one (1) for five (5) and not more than one (1) for twenty (20) (the “Range”), with the exact ratio to be set at a whole number within the Range as determined by the Board in its sole discretion, and the Board has adopted a resolution approving the Reverse Split with the ratio of one (1) for twenty (20) (the “Ratio”).

The Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its shareholders. Any fractional shares will be rounded up to the next whole number.

Background and Reasons for the Reverse Split; Potential Consequences of the Reverse Split

The Board is effectuating a Reverse Split, with the approval of a majority of the Company’s voting shareholders, with the primary intent of increasing the market price of the Company’s Common Stock to make the Common Stock more attractive to a broader range of institutional and other investors, as well as the Company seeking to uplist to a national securities exchange. In addition to potentially increasing the market price of the Common Stock, the Reverse Split would also reduce certain costs, as discussed below. Accordingly, for these and other reasons discussed below, the Company believes that effecting the Reverse Split is in the Company’s and the Company’s shareholders’ best interests.

The Board believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus enhance liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if the share price of the Common Stock were substantially higher. This factor may also limit the willingness of institutions to purchase the Common Stock. The Board believes that the anticipated higher market price resulting from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock. The Board also believes that the reverse stock split may facilitate the future uplisting of our common stock to a national securities exchange. There can be no assurance given however that our common stock will be uplisted to a national securities exchange or that any of the other anticipated effects of the reverse stock split will occur.

Although the Company expects the Reverse Split will result in an increase in the market price of the Common Stock, the Reverse Split may not increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in its reports filed with the Securities and Exchange Commission. The history of similar reverse stock splits for companies in like circumstances is varied. If the Reverse Split is effectuated and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

Based on 78,560,226 shares of Common Stock issued and outstanding as of September 16, 2019, immediately following the Reverse Split, the Company would have approximately 3,928,011 shares of Common Stock issued and outstanding at the Ratio of one (1) for twenty (20).

The Reverse Split will affect all holders of the Company’s Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number. In addition, the Reverse Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Split, the Company’s Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock will continue to be quoted on the OTCQB, subject to any decision of the Company’s Board to list the Company’s securities on a stock exchange.

Authorized Shares of Common Stock

The Reverse Split will not change the number of authorized shares of the Common Stock under the Company’s Certificate of Incorporation. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Under the Company’s Certificate of Incorporation, the Company’s authorized capital stock consists of 200,000,000 shares of Common Stock and 25,000,000 shares of “blank check” preferred stock, par value $0.001.

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its shareholders. The Reverse Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Split may limit the opportunity for the Company’s shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Split may have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board is not aware of any attempt to take control of the Company and the Board has not approved the Reverse Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e., shareholders who hold in street name)

Upon the implementation of the Reverse Split, the Company intends to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding the Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Split. Shareholders who hold shares of the Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of the Company’s Common Stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the effective time of the Reverse Split. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of the Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split Common Stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, the Company will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Split Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, the Company will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, the Company will round up to the next whole number.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ratio of the Reverse Split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company’s treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Ratio, subject to the Company’s treatment of fractional shares.

Effect on Par Value

The Reverse Split will not affect the par value of the Company’s Common Stock, which will remain $0.001 per share.

Accounting Matters

As of the effective time of the Reverse Split, the stated capital attributable to Common Stock and the additional paid-in capital account on the Company’s balance sheet will not change due to the Reverse Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of the Company’s Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold the Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold the Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a shareholder generally will not recognize gain or loss on the Reverse Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Split.

No Appraisal Rights

Under Delaware law and the Company’s charter documents, holders of the Company’s Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Reverse Split

Certain of the Company’s officers and directors have an interest in the Reverse Split as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. However, we do not believe that our officers or directors have interests in the Reverse Split that are different from or greater than those of any other of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information concerning the beneficial ownership of the Company’s Common Stock by (i) each person or group of persons known to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each person who is our executive officer or director and (iii) all such executive officers and directors as a group. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the Record Date through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of the Record Date are considered to be outstanding. These shares, however, are not considered outstanding as of the Record Date when computing the percentage ownership of each other person, except as specifically set forth below.

To our knowledge, except as indicated in the footnotes to the following table, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the address of each of the persons shown is c/o Quest Solution, Inc., 1865 West 2100 South, Salt Lake City, UT 84119.

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership	Percentage of Shares Outstanding
Shai Lustgarten (Chairman and CEO) (1)	23,305,981	27.22%
Andrew MacMillan (2)	1,131,250	1.42%
Yaron Shalem (2)	1,131,250	1.42%
Neev Nissenson (3)	1,287,500	1.62%
5% Holders
David Marin (4)	5,981,189	7.61%
Carlos Nissensohn (5)	16,434,982	20.36%
All Executive Officers and Directors as a group (4 individuals)	26,855,981	30.19%

1.	Includes 6,381,000 shares issuable upon the exercise of options. Also includes (i) 13,618,315 shares and (ii) 666,666 shares issuable upon the exercise of warrants held by Walefar Investments Ltd., which is beneficially owned by Mr. Lustgarten. Does not include 7,384,157 shares of the Company’s voting stock that Mr. Lustgarten has voting control over pursuant to certain voting agreements.
2.	Represents shares issuable upon exercise of options.
3.	Includes 1,087,500 shares issuable upon exercise of options
4.	Includes 85,000 shares issuable upon the conversion of preferred stock, 2,500,000 shares issuable upon the exercise of options and 3,000,000 shares issuable upon the exercise of warrants. The address of the shareholder is 12272 Monarch Street, Garden Grove, CA 92841
5.	The address of the shareholder is Vasili Michailidi 9, 3206 Limassol, Cyprus. Includes 14,268,315 shares held by Campbeltown Consulting Ltd., which is beneficially owned by Mr. Nissensohn. Also includes 2,166,667 shares underlying warrants

DISSENTERS’ RIGHT OF APPRAISAL

No dissenters’ or appraisal rights under the Delaware General Corporation Law are afforded to the Company’s stockholders as a result of the approval of the Reverse Split taken by the Majority Shareholders.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

INTERESTS OF CERTAIN PERSON IN MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the Reverse Split of our Common Stock that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “potential,” or the negative of these terms. These terms and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this report are based upon management’s current expectations and beliefs, which management believes are reasonable. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor or combination of factors, or factors we are aware of, may cause actual results to differ materially from those contained in any forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. These statements represent our estimates and assumptions only as of the date of this report. Except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

●	new competitors are likely to emerge and new technologies may further increase competition;
●	our operating costs may increase beyond our current expectations and we may be unable to fully implement our current business plan;
●	our ability to obtain future financing or funds when needed;
●	our ability to successfully obtain and maintain a diverse customer base;
●	our ability to protect our intellectual property through patents, trademarks, copyrights and confidentiality agreements;
●	our ability to attract and retain a qualified employee base;
●	our ability to respond to new developments in technology and new applications of existing technology before our competitors;
●	acquisitions, business combinations, strategic partnerships, divestures, and other significant transactions may involve additional uncertainties; and
●	our ability to maintain and execute a successful business strategy.

Other risks and uncertainties include such factors, among others, as market acceptance and market demand for our products and services, pricing, the changing regulatory environment, the effect of our accounting policies, potential seasonality, industry trends, adequacy of our financial resources to execute our business plan, our ability to attract, retain and motivate key technical, marketing and management personnel, and other risks described from time to time in periodic and current reports we file with the United States Securities and Exchange Commission, or the “SEC.” All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering this Information Statement to all shareholders of record as of the Record Date. Shareholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Information Statement if previously notified by their bank, broker or other holder. This process, by which only one Information Statement is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Copies of this Information Statement are available promptly by calling 801-244-9577, or by writing to 1865 West 2100 South Salt Lake City, UT 84119. If you are receiving multiple copies of this Information Statement, you also may request orally or in writing to receive a single copy of this Information Statement by calling 801-244-9577, or by writing to 1865 West 2100 South Salt Lake City, UT 84119.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the coping cost. Our Sec filings are also available at the SEC’s web site at www.sec.gov and our website at www. . We have not incorporated by reference into this Information Statement the information contained on our website and you should not consider it to be part of this Information Statement.

By: Order of the Board of Directors
October 1, 2019
/s/ Shai Lustgarten
	Name:	Shai Lustgarten
	Title:	Chief Executive Officer and Director